EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (In millions)



                                                                       Years ended September 30
                                                      -----------------------------------------------------------
                                                          2001         2002        2003         2004        2005
                                                      ---------   ----------   ---------   ----------   ---------
EARNINGS

Income from continuing operations                     $    390    $     115    $     94    $     398    $  2,005
Income taxes                                               266           68          44          150        (202)
Interest expense                                           160          133         121          112          87
Interest portion of rental expense                          40           35          33           35          38
Amortization of deferred debt expense                        2            2           2            2           3
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                           (91)          20         (98)        (263)       (250)
                                                      ---------   ----------   ---------   ----------   ---------
                                                      $    767    $     373    $    196    $     434    $  1,681
                                                      =========   ==========   =========   ==========   =========

FIXED CHARGES

Interest expense                                      $    160    $     133    $    121    $     112    $     87
Interest portion of rental expense                          40           35          33           35          38
Amortization of deferred debt expense                        2            2           2            2           3
                                                      ---------   ----------   ---------   ----------   ---------
                                                      $    202    $     170    $    156    $     149    $    128
                                                      =========   ==========   =========   ==========   =========

RATIO OF EARNINGS TO FIXED CHARGES                        3.80         2.19        1.26         2.91       13.13